Exhibit 99.1

FOR IMMEDIATE RELEASE
BankFinancial Corporation to Host Conference Call and Webcast on October 31, 2014
Burr Ridge, Illinois – (October 28, 2014) BankFinancial Corporation (Nasdaq – BFIN) will review third quarter 2014 results in a conference call and webcast for stockholders and analysts on Friday, October 31, 2014 at 9:30 a.m. Chicago, Illinois Time.
The conference call may be accessed by calling (844) 413-1780 using participant passcode 26913087. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those persons unable to participate in the conference call, the webcast will be archived through 11:59 p.m. Chicago Time on November 14, 2014 on our website. BankFinancial Corporation’s Quarterly Financial and Statistical Supplement is scheduled to be available on our website, under the “Investor Relations” section, on October 29, 2014.
BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 19 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At June 30, 2014, BankFinancial had total assets of $1.442 billion, total loans of $1.118 billion, total deposits of $1.237 billion and stockholders’ equity of $178 million.
The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234